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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 22, 2000

                          ORIENTAL FINANCIAL GROUP INC.
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             (Exact Name of Registrant as Specified in its Charter)

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
         Commonwealth of Puerto Rico                  001-12647                   66-0538893
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(State or other Jurisdiction of Incorporation)  (Commission File No.)          (I.R.S. Employer
                                                                             Identification No.)
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                  Monacillos 1000
                 San Roberto Street
              Rio Piedras, Puerto Rico                              00926
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      (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:            (787) 771-6800

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ITEM 5.           OTHER EVENTS.

                  On August 22, 2000, Oriental Financial Group Inc. (the "Company") reported that the release of its financial results for the fiscal year ended June 30, 2000 would be delayed until the Company determines the appropriate accounting treatment for a previously disclosed loss resulting from dishonest and fraudulent acts and omissions by a group of former employees of the Company. The Company further reported that Federal Insurance Company, Inc., a stock insurance corporation organized under the laws of the State of Indiana, has denied the Company's claim for recovery of the losses resulting from the former employees' conduct, and that the Company has filed a lawsuit in the United States District Court for the District of Puerto Rico against Federal Insurance Company seeking payment of its $9.5 million insurance claim and the payment of consequential damages resulting from the denial of the claim. A copy of the press release is attached as an exhibit to this current report on Form 8-K.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (c)      Exhibits

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
                           Exhibit No.             Description of Document
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
                               99            Press Release dated August 22, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ORIENTAL FINANCIAL GROUP INC.

Date: August 23, 2000             By: /s/ Rafael Valladares
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                                                  Rafael Valladares
                                     Comptroller and Principal Financial Officer


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                                INDEX OF EXHIBITS

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
         Exhibit No.             Description of Document
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
             99            Press Release dated August 22, 2000.
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